Exhibit 4.1

EXECUTION VERSION

READYCAP HOLDINGS, LLC

Issuer,

THE GUARANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

Indenture

Dated as of February 13, 2017

Debt Securities

i

Section 802	Consolidations and Mergers of a Parent Guarantor and Sales, Leases and Conveyances Permitted Subject to Certain Conditions	54
Section 803	Consolidations and Mergers of the Subsidiary Guarantor and Sales, Leases and Conveyances Permitted Subject to Certain Conditions	56
Section 804	Additional Provision for Consolidations, Mergers, Sales, Leases and Conveyances	57

ARTICLE Nine SUPPLEMENTAL INDENTURES		57

Section 901	Supplemental Indentures Without Consent of Holders	57
Section 902	Supplemental Indentures With Consent of Holders	59
Section 903	Execution of Supplemental Indentures	61
Section 904	Effect of Supplemental Indentures	61
Section 905	Reference in Securities to Supplemental Indentures	61

ARTICLE Ten COVENANTS		61

Section 1001	Payment of Principal, Premium, if any, Interest and Additional Amounts	61
Section 1002	Maintenance of Office or Agency	62
Section 1003	Money for Securities Payments to be Held in Trust	63
Section 1004	Statement as to Compliance	64
Section 1005	Additional Amounts	65
Section 1006	Waiver of Certain Covenants	66

ARTICLE Eleven REDEMPTION OF SECURITIES		66

Section 1101	Applicability of Article	66
Section 1102	Election to Redeem; Notice to Trustee	66
Section 1103	Selection by Trustee of Securities to be Redeemed	66
Section 1104	Notice of Redemption	67
Section 1105	Conditions to Redemption	68
Section 1106	Deposit of Redemption Price	69
Section 1107	Securities Payable on Redemption Date	70
Section 1108	Securities Redeemed in Part	71

ARTICLE Twelve SINKING FUNDS		71

Section 1201	Applicability of Article	71
Section 1202	Satisfaction of Sinking Fund Payments with Securities	71
Section 1203	Redemption of Securities for Sinking Fund	71

ARTICLE Thirteen REPAYMENT AT THE OPTION OF HOLDERS		72

Section 1301	Applicability of Article	72
Section 1302	Repayment of Securities	72
Section 1303	Exercise of Option	72
Section 1304	When Securities Presented for Repayment Become Due and Payable	73

Section 1305	Securities Repaid in Part	74

ARTICLE Fourteen DEFEASANCE AND COVENANT DEFEASANCE		74

Section 1401	Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance	74
Section 1402	Defeasance and Discharge	74
Section 1403	Covenant Defeasance	75
Section 1404	Conditions to Defeasance or Covenant Defeasance	76
Section 1405	Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions	77

ARTICLE Fifteen [INTENTIONALLY OMITTED]		78

ARTICLE Sixteen GUARANTEE		78

Section 1601	Applicability of Article	78
Section 1602	Guarantee	78
Section 1603	Waiver	79
Section 1604	Guarantee of Payment	80
Section 1605	No Discharge or Diminishment of Guarantee	80
Section 1606	Defenses of Company Waived	80
Section 1607	Continued Effectiveness.	80
Section 1608	Subrogation	80
Section 1609	Information	81
Section 1610	Subordination	81
Section 1611	Release of Guarantors	81
Section 1612	Limitation of Guarantors’ Liability	81
Section 1613	No Obligation to Take Action Against the Company	81
Section 1614	Execution and Delivery of the Guarantee	81

INDENTURE, dated as of February 13, 2017, among READYCAP HOLDINGS, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), having its principal office at 1140 Avenue of the Americas, 7th Floor, New York, New York 10036, the Guarantors (as defined herein), and U.S. Bank National Association, as trustee hereunder (in such capacity, hereinafter called the “Trustee”), having its Corporate Trust Office at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603.

RECITALS OF THE COMPANY

The Company deems it necessary to issue from time to time for its lawful purposes senior debt securities (hereinafter called the “Securities”) evidencing its secured and unsecured indebtedness, which may be guaranteed by one or more of the Guarantors, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed as hereinafter provided.

Each Guarantor has duly authorized the execution and delivery of this Indenture to provide for its Guarantee (as herein defined) with respect to each series of Securities issued hereunder having the benefit of such Guarantee, if any.

All things necessary to make this Indenture a valid and legally binding agreement of each of the Company and each Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101       Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)       the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)       all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

(3)       all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)       the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)       the word “or” is always used inclusively.

Certain terms used principally in Article Three, Article Five, Article Six and Article Ten are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required by a Security or by or pursuant to a Board Resolution or supplemental indenture establishing such Security, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and which are owing to such Holders.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 611.

“Authorized Newspaper” means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Event” means, with respect to any Person, (a) the entry by a court of competent jurisdiction of an order or decree under any applicable Insolvency Law that (i) is for relief against such Person in an involuntary case, (ii) appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or all or substantially all of such Person’s properties, (iii) orders the winding up or liquidation of such Person, and, in each case, such order or decree remains unstayed and in effect for 90 days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law, (c) the consent of such Person to the entry of an order for relief in an involuntary case under any applicable Insolvency Law, (d) the consent by such Person to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or all or substantially all of such Person’s properties or (e) the making by such Person of any general assignment for the benefit of its creditors.

“Bearer Security” means any Security established pursuant to Section 201 which is payable to bearer.

“Board Member” means, with respect to the Company, (i) a member of the board of managers of the Company or (ii) if the Company ceases to be a limited liability company, a member of the board of directors, trustees or other governing body of the Company.

“Board of Directors” means, as to any Person, the board of directors, managers or trustees or other governing body of such Person (or, if such Person is a partnership or limited liability company that does not have such a governing body, the board of directors, managers or trustees or other governing body of any direct or indirect general partner of such partnership or of any direct or indirect managing member or other managing Person of such limited liability company) or any duly authorized committee thereof.

 “Board Resolution” means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member, as the case may be, of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or that particular location are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means:

(1) with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and

(2) with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person;

in each case including each class or series of Common Stock and Preferred Stock of such Person but in each case excluding any indebtedness (as defined with respect to each Outstanding Security) or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clauses (1) or (2) above.

“Collateral” means, with respect to the Securities of any series, all of the property and assets, if any, from time to time subject to the Liens granted pursuant to the applicable Security Documents securing the respective obligations of the Company and the Guarantors, if any, under the Securities of such series, the Guarantees of such series of Securities, if any, and this Indenture. The Collateral, if any, with respect to the Securities of any series shall be specified by or pursuant to a Board Resolution or supplemental indenture establishing the Securities of such series and in the related Security Documents.

“Collateral Agent” means, with respect to the Securities of any series secured by Collateral, the Person appointed to act as the collateral agent to hold the Collateral in trust for the benefit of all of the Holders of such Securities, the Trustee and such collateral agent.

“Commission” means the Securities and Exchange Commission or any successor thereto.

“Common Stock” means, with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether voting or non‑voting) of or in such Person’s common stock or, if such Person is not a corporation, its common equity or, if such Person is a business trust, any and all common beneficial ownership interests (however designated and whether voting or non‑voting) in such Person, in each case including, without limitation, all series and classes of such common stock, other common equity or common beneficial ownership interests, as the case may be, but in each case excluding any indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the foregoing. The determination of whether any beneficial ownership interests or equity constitute common beneficial ownership interest or common equity, respectively, shall be made by the Parent in good faith.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by a Board Member or Officer of the Company or any Person duly authorized by the Company to sign such written request or order, and delivered to the Trustee.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: Corporate Trust Administration/ReadyCap Holdings, LLC.

“Corporation” includes corporations, partnerships, associations, limited liability companies and other companies and business trusts.  The term “corporation” means a corporation only.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Depositary” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as Depositary by the Company in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person.  If at any time there is more than one such Person, “Depositary” shall mean, with respect to any Securities, the Depositary which has been appointed with respect to such Securities.

“Direct Parent” Sutherland Asset I, LLC, a Delaware limited liability company and the direct parent of the Company, and any successor thereto.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Article Five.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of, or any premium or interest on, the relevant Security or any Additional Amounts in respect thereof shall be payable, in each case where the timely payment or payments thereunder are supported by the full faith and credit of the United States of America or such other government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation or a specific payment of principal of, or interest on, any such Government Obligation held by such custodian for the account of the holder of such a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of, or interest on, the Government Obligation evidenced by such depositary receipt.

“Guarantee” has the meaning stated in Section 1602(a). The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor”  means each of the Parent Guarantors and the Subsidiary Guarantor, if, and to the extent, designated as such pursuant to Section 301.

“Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided,  however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by the Parent or any of its Subsidiaries from time to time.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Insolvency Law” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 1005, includes such Additional Amounts.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or upon acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Obligations” has the meaning specified in Section 1602(a).

“Officer” means, with respect to any Person, (1) the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, any Vice President (whether or not the title “Vice President” is preceded or followed by any other title such as “Senior,” “Executive” or otherwise), any Managing Director, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member, as the case may be, of such Person, and (2) any other individual designated as an “Officer” by the Board of Directors of such Person (or, if applicable, by the Board of Directors of any entity or general partner or managing member referred to in clause (1)(b)).

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Officer of such Person.

“Operating Partnership” means Sutherland Partners, L.P., a Delaware limited partnership and indirect parent of the Company.

“Opinion of Counsel” means a written opinion, satisfactory to the Trustee, of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon an acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)       Securities theretofore cancelled by the Security Registrar or delivered to the Security Registrar for cancellation;

(ii)      Securities, or portions thereof, for whose payment at Maturity money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)     Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen;

(iv)     Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Security Registrar proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(v)      Securities converted into or exchanged for Common Stock or Preferred Stock pursuant to or in accordance with this Indenture if the terms of such Securities provide for conversion or exchange pursuant to Section 301;

provided,  however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon an acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 301 as of the date such Security is originally issued by the Company, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, the Trustee shall not be deemed to have knowledge of any such ownership and shall be protected in making any  calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, unless a Responsible Officer of the Trustee has actual knowledge of such ownership, whether by receipt of written notice or otherwise.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

“Parent” means Sutherland Asset Management Corporation, a Maryland corporation and the ultimate parent of the Company.

“Parent Guarantor” means each of the Parent, the Operating Partnership and the Direct Parent if, and to the extent, designated as a guarantor of the Securities of any series pursuant to Section 301 until a successor Person to the same shall have become such pursuant to the applicable provisions of this Indenture, and thereafter references herein to the same shall mean such successor Person; provided, that, upon release or discharge of any such Parent Guarantor from its Guarantee of the Securities of any series, or upon the termination of any such Guarantee of the Securities of such series, in accordance with this Indenture, such Parent Guarantor shall cease to be a Parent Guarantor of the Securities of such series.

“Paying Agent” means any Person authorized by the Company to pay the principal of, and premium, if any, or interest on, any Securities or coupons on behalf of the Company.

“Person” means any individual, Corporation, unincorporated organization, trust, joint venture or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of or within any series, means The City of New York, New York, St. Paul, Minnesota and Chicago, Illinois and/or such other place or places where the principal of, and premium, if any, and interest on, such Securities are payable as specified as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, dissolution or winding‑up.

“Record Date” means, with respect to the Registered Securities of or within any series, a Regular Record Date or a Special Record Date.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption, as such date may be delayed in accordance with the terms of such Security, by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” shall mean any Security which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee working in the Corporate Trust Office of the Trustee and having direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided,  however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Documents” means, with respect to the Securities of any series secured by Collateral, the agreements, instruments and other documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, pursuant to which the Collateral for the Securities of such series is pledged, assigned or granted to or on behalf of the Collateral Agent for such Securities for the benefit of the Holders of such Securities and the Trustee.  The Security Documents, if any, with respect to the Securities of any series shall be specified by or pursuant to a Board Resolution or supplemental indenture establishing the Securities of such series.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer or any Executive Vice President (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member of such Person.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1‑02(w) of Regulation S‑X promulgated by the Commission (as such Rule is in effect on February 13, 2017), with the calculation of whether such Subsidiary is a “significant subsidiary” within the meaning of such Rule to be made in accordance with GAAP.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or premium or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of, or premium, if any, on such Security, or such installment of principal, premium or interest, is due and payable.

“Subsidiary” means, with respect to any Person and at any time, any other Person if more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other Subsidiaries of such referent Person. For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, variable interest entities (within the meaning of GAAP) shall not be deemed to be Subsidiaries of any Person.

“Subsidiary Guarantor” means ReadyCap Commercial, LLC if, and to the extent, designated as a guarantor of the Securities of any series pursuant to Section 301 until a successor Person to the same shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Subsidiary Guarantor” shall mean such successor Person; provided, that, upon release or discharge of the Subsidiary Guarantor from its Guarantee of the Securities of any series, or upon the termination of any such Guarantee of the Securities of such series, in accordance with this Indenture, the Subsidiary Guarantor shall cease to be the Subsidiary Guarantor of the Securities of such series.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended, including any regulations promulgated thereunder.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided,  however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States Person” means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“Voting Stock” means, with respect to any Person, all classes and series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such Person.

“Yield To Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

Section 102       Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 1004) shall include:

(1)       a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been satisfied or complied with; and

(4)       a statement as to whether, in the opinion of each such individual, such condition or covenant has been satisfied or complied with.

Section 103       Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or of a Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or of a Guarantor stating that the information as to such factual matters is in the possession of the Company or such Guarantor, as the case may be, unless such counsel knows that the certificate or opinion or representations as to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104       Acts of Holders.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and each Guarantor and each agent of the Trustee, the Company or any Guarantor, if made in the manner provided in this Section.

(b)       The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

(c)       The ownership of Registered Securities shall be proved by the Security Register.

(d)       The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory.  The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.  The ownership of Bearer Securities may also be proved in any other manner which the Trustee deems sufficient.

(e)       If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f)       Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 105       Notices, Etc. to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)       the Trustee by any Holder or by the Company or a Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2)       the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company and the Parent addressed to them at 1140 Avenue of the Americas, 7th Floor, New York, New York 10036 or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods.  The Trustee may but shall not be required to request and receive an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company or any Guarantor elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee acts upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  No such instructions, directions or notice sent by electronic methods shall be deemed given until actually received by a Responsible Officer of the Trustee.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions to the extent such instructions conflict or are inconsistent with a subsequent written instruction that shall not have been received by the Trustee at the time such action was taken. The Company and each Guarantor agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 106       Notice to Holders; Waiver.  Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered to each such Holder affected by such event, at his address as it may appear in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.  Neither the failure to give notice by publication to any particular Holder of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107       Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108       Successors and Assigns.  All covenants and agreements in this Indenture by the Company and, if applicable, each Guarantor shall bind their respective successors and assigns, whether so expressed or not.

Section 109       Separability Clause.  In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 110       Benefits of Indenture.  Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 111       Governing Law.  This Indenture, the Securities, coupons, if any, and the Guarantees, if applicable, shall be governed by, and construed in accordance with, the law of the State of New York.

Section 112       Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu hereof), payment of interest or any Additional Amounts or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

Section 113       Waiver of Jury Trial.  EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 114       Force Majeure.  In no event shall the Trustee or any Collateral Agent, Paying Agent, Security Registrar or any agent of any of the foregoing be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or any Collateral Agent, Paying Agent, Security Registrar or any agent of any of the foregoing shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 115       Immunity of Partners, Members, Stockholders, Directors, Officers and Agents of the Company and the Guarantors.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, any Security of any series, any Guarantees of any Securities of any series or any Security Documents, or because of any indebtedness evidenced thereby, shall be had against any past, present or future partner, member, stockholder, employee, officer or director, as such, of the Company, any Guarantor or any Non-Guarantor Security Grantor (as defined with respect to each Outstanding Security) or of any of the Company’s, any Guarantor’s or any Non-Guarantor Security Grantor’s predecessors or successors, either directly or indirectly, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.

ARTICLE Two

SECURITIES FORMS

Section 201       Forms of Securities.  The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in substantially the forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons attached.

The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

Section 202       Form of Trustee’s Certificate of Authentication.  Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Authorized Officer

Dated:

Section 203       Securities Issuable in Global Form.  If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (8) of Section 301 and the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges.  Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304.  Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.  If a Company Order pursuant to Section 303 or 304 has been or is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of, and any premium and interest on, any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in bearer form, the Person or Persons specified in Section 301.

ARTICLE Three

THE SECURITIES

Section 301       Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  Notwithstanding anything to the contrary in this Indenture, U.S. Bank National Association shall not act as Trustee for any Bearer Securities issued pursuant to this Indenture and, accordingly, no Bearer Securities shall be issued under this Indenture with U.S. Bank National Association acting as Trustee for any such Bearer Securities, and U.S. Bank National Association as Trustee hereunder shall not, and shall not be under any obligation to, take any action, whether pursuant to any Company Order or otherwise, relating to Bearer Securities. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (15) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series when issued from time to time):

(1)       the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

(2)       any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1108 or 1305);

(3)       the date or dates, or the method by which such date or dates will be determined, on which the principal of the Securities of the series shall be payable;

(4)       the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(5)       the place or places, if any, other than or in addition to or in substitution for The City of New York, New York, St. Paul, Minnesota and/or Chicago, Illinois, where the principal of, and premium, if any, interest, if any, on, and Additional Amounts, if any, payable in respect of, Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, exchange or conversion and notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(6)       the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

(7)       the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8)       if other than denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable;

(9)       if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(10)     if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon an acceleration of the Maturity thereof pursuant to Section 502 or, if applicable, the portion of the principal amount of Securities of the series that is convertible in accordance with the provisions of this Indenture, or the method by which such portion shall be determined;

(11)     if other than Dollars, the Foreign Currency or Foreign Currencies in which payment of the principal of, and premium, if any, and interest and Additional Amounts, if any, on, the Securities of the series shall be payable or in which the Securities of the series shall be denominated;

(12)     whether the amount of payments of principal of, and premium, if any, and interest, if any, on, the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(13)     whether the principal of, and premium, if any, and interest and Additional Amounts, if any, on, the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

(14)      provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(15)      any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(16)      whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and, if Securities of the series are to be issuable as a global Security, the identity of the Depositary for such series;

(17)      the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

(18)      whether Sections 1402 and/or 1403 do not apply to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen;

(19)       if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(20)      if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(21)      whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 1005 on the Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(22)      the obligation, if any, of the Company to permit the conversion or exchange of the Securities of such series into Common Stock or Preferred Stock (and the class thereof), as the case may be, of the Company, any Guarantor or another Person and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, any adjustment of the applicable conversion or exchange price and any requirements relative to the reservation of such shares for purposes of conversion or exchange);

(23)      whether the provisions of Article 16 hereof providing for the benefits of a Guarantee pursuant to this Indenture will be applicable to the Securities of the series and, if so, the identity of each Guarantor that shall provide the Guarantee in respect of the Securities of such series;

(24)      whether the Securities of such series or any Guarantees of such Securities are to be secured by Collateral and, if so, any deletions from, or modification or additions to, the provisions of this Indenture in connection with any Security Documents entered into in connection therewith; and

(25)      any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officer’s Certificate or in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of, or notice to, the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the Securities of such series.

Section 302       Denominations.  The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301.  With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of

$100,000 and any integral multiple of $1,000 in excess thereof and the Bearer Securities of such series, other than Bearer Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

Section 303       Execution, Authentication, Delivery and Dating.  The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by its Board Member or any Person duly authorized by the Company to execute the Securities or any coupon appertaining thereto on its behalf.  The signature of any such Board Member or Person on the Securities and coupons may be manual or facsimile signatures of the present or any future such Board Member or Person and may be imprinted or otherwise reproduced on the Securities.

Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper Board Members or authorized Persons of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices or status prior to the authentication and delivery of such Securities or did not hold such offices or status at the date of such Securities or coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupon appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities.

If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue.  In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

(i) an Opinion of Counsel stating (in addition to the statements required pursuant to Section 102) that:

(a)       the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

(b)       the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

(c)       such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, and, if applicable, each

Guarantee will constitute a valid and legally binding obligation of the applicable Guarantor, enforceable in accordance with its terms, except, in each case, as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles; and

(ii) an Officer’s Certificate stating (in addition to the statements required pursuant to Section 102) that, to the best of the knowledge of the signers of such certificate, no Event of Default with respect to any of the Securities shall have occurred and be continuing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officer’s Certificate otherwise required pursuant to Section 301 or a Company Order, or an Opinion of Counsel or an Officer’s Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, provided that such order, opinion and certificates, with appropriate language to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

Each Security shall be dated the date of its authentication.

No Security, Guarantee in respect thereof, if any, or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security, Security to which such Guarantee applies or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304       Temporary Securities.  (a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.  In the case of Securities of any series, such temporary Securities may be in global form.

Except in the case of temporary Securities in global form (which shall be exchanged in accordance with Section 304(b) or as otherwise provided in or pursuant to a Board Resolution), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any non-matured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided,  however, that no definitive Bearer Security, except as provided in or pursuant to this Indenture, shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in or pursuant to this Indenture.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 305       Registration, Registration of Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities.  The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  The Trustee, at its Corporate Trust Office, is hereby initially appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided.  In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Subject to the provisions of this Section 305, upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

Subject to the provisions of this Section 305, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency.  Whenever any such Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.  Unless otherwise specified with respect to any series of Securities as contemplated by Section 301, Bearer Securities may not be issued in exchange for Registered Securities.

If (but only if) permitted by the applicable Board Resolution and (subject to Section 303) set forth in the applicable Officer’s Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining.  If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the portion of such payment equal to the face amount of such surrendered coupon, provided,  however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States.  Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security of a series shall be exchangeable for definitive certificated Securities of such series only if (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the applicable global Security or Securities or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 if so required by applicable law or regulation, and no successor Depositary for such Securities shall have been appointed by the Company within 90 days after the Company receives such notice or becomes aware that the Depositary has ceased to be so registered, (ii) an Event of Default has occurred and is continuing with respect to such Securities, or (iii) the Company, at its option and subject to the Depositary’s procedures, notifies the Trustee in writing that it has elected that all Outstanding Securities (but not less than all) of any series issued or issuable in the form of one or more global Securities shall no longer be represented by such global Security or Securities and shall instead be issued as definitive Securities.  If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities in accordance with the provisions of clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and the Trustee shall authenticate and deliver, definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security.  On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered for exchange by the Depositary (or its custodian) as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose; provided,  however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States.  If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities, and any related Guarantees thereof, shall be the valid obligations of the Company and each applicable Guarantor, as the case may be, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and any Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1108 or 1305 not involving any transfer.

Neither the Company nor the Trustee shall be required (i) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Securities to be redeemed under Section 1103 and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Section 306       Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or the Company, together with, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided,  however, that payment of principal of, and any premium and interest on and any Additional Amounts with respect to, Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company and any Security Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or Security Registrar) connected therewith.

Every new Security of any series (together with each Guarantee, if any, thereof, if applicable) with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company and each applicable Guarantor, if any, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 307       Payment of Interest; Interest Rights Preserved.  Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided,  however, that each installment of interest on any Registered Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States.

In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)       The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date.  The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).  In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(2)       The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308       Persons Deemed Owners.  Prior to due presentment of a Registered Security for registration of transfer, the Company, each Guarantor, if any, the Trustee, any Collateral Agent, any Security Registrar, any Paying Agent and any agent of the Company, any Guarantor, the Trustee, any Collateral Agent, any Security Registrar or any Paying Agent may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of, and premium, if any, and (subject to Sections 305 and 307) interest on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and none of the Company, any Guarantor, the Trustee, any Collateral Agent, any Security Registrar or any Paying Agent or any agent of the Company, any Guarantor, the Trustee, any Collateral Agent, any Security Registrar or any Paying Agent or the Trustee shall be affected by notice to the contrary.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery.  The Company, each Guarantor, if any, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Bearer Security and the Holder of any coupon as the owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

None of the Company, any Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, any Guarantor, the Trustee, or any agent of the Company, any Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such global Security or impair, as between such Depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such global Security.

Section 309       Cancellation.  All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee.  If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption, repayment or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  Cancelled Securities and coupons held by the Trustee shall be disposed of by the Trustee and the Trustee shall deliver a certificate of such disposal to the Company upon its written request therefor, unless by a Company Order the Company directs their return to it.

Section 310       Computation of Interest.  Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 311       CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities,  and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE Four

SATISFACTION AND DISCHARGE

Section 401       Satisfaction and Discharge of Indenture.  This Indenture shall upon Company Request be discharged and cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for, any right to receive Additional Amounts, as provided in Section 1005 and the Trustee’s right to reimbursement of fees and expenses and indemnification herein expressly provided for), the Guarantees, if any, of such Securities and the Liens on the Collateral securing such Securities, if any, shall, in each case, be discharged, terminated and released, and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1)       either

(a)       all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1107, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Security Registrar for cancellation; or

(b)       all Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Security Registrar for cancellation:

(i)       have become due and payable by giving of notice of redemption, upon Stated Maturity or otherwise, or

(ii)      will become due and payable at their Stated Maturity within one year, upon Stated Maturity or otherwise, or

(iii)     if redeemable at the option of the Company, are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the Holders of such Securities and any coupons appertaining thereto, (1) an amount in such currency, currencies or currency unit in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity as will be sufficient, or (2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of, and premium, if any, and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount sufficient, or (3) a combination thereof in such amounts as will be sufficient, in each case, without consideration of any reinvestment of such principal and interest, to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Security Registrar for cancellation, for principal of, and premium, if any, and interest on, such Securities and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or any earlier Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment and discharge thereof on the date of such deposit, at Stated Maturity or upon redemption, as the case may be;

(2)       the Company has paid or caused to be paid all other sums payable by the Company or any Guarantor under this Indenture and the Security Documents for the

Securities of such series, including any and all amounts then due and owing to the Trustee and the applicable Collateral Agent; and

(3)       the Parent has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications, exceptions and limitations), each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Parent to the Trustee and any predecessor Trustee under Section 606, the obligations of the Company to any Authenticating Agent under Section 611 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

Section 402       Application of Trust Funds.  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), and any interest and Additional Amounts for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

ARTICLE Five

REMEDIES

Section 501       Events of Default.  “Event of Default”, wherever used herein with respect to any particular series of Securities, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)       default in the payment of any interest upon or any Additional Amounts payable in respect of any Security of that series or of any coupon appertaining thereto, when such interest, Additional Amounts or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

(2)       default in the payment of the principal of, or premium, if any, on, any Security of that series when it becomes due and payable at its Maturity and continuance of such default for a period of five days; or

(3)       default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

(4)       default in the performance, or breach, of any covenant or agreement of the Company or the Parent or, if the provisions of Article Sixteen hereof shall be applicable to the Securities of such series, any Guarantor that is contained in this Indenture or, if applicable, the Security Documents with respect to any Security of that series (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Parent by the Trustee or to the Company and the Parent (with a copy to the Trustee) by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and demanding it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)       if the Securities of that series have the benefit of any Guarantee, any such Guarantee ceases to be in full force and effect for a period of 30 days or is declared null and void in a judicial proceeding if such declaration continues to be in effect for a period of 30 days, or any Guarantor of the Securities of that series denies or disaffirms, in writing, its obligations under its Guarantee of such Securities, in each case other than by reason of the release, termination, discharge or suspension of any such Guarantee or Guarantors in accordance with the terms of this Indenture or as a result of the discharge of this Indenture pursuant to Article Four or as a result of defeasance or covenant defeasance pursuant to Article Fourteen; or

(6)       if the Securities of that series or any Guarantee of such Securities is secured by Collateral, with respect to any Collateral for the Securities of such series having a fair market value in excess of $500,000, individually or in the aggregate, (A) the failure of the Lien with respect to such Collateral under the Security Documents for the Securities of that series at any time to be in full force and effect for any reason (other than in accordance with the terms of such Security Documents or the terms of this Indenture, and other than as a result of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture pursuant to Article Four or as a result of defeasance or covenant defeasance pursuant to Article Fourteen) and continuance of such failure for a period of 30 days or (B) the Company, any Guarantor of the Securities of that series or any other Subsidiary of the Parent that granted a Lien in respect of such Collateral denies or disaffirms, in writing, any obligation under the Security Documents for the Securities of that series or the assertion in writing by the Company, such Guarantor or any such Subsidiary of the Parent that any such Lien is invalid or unenforceable (except, in each case of clauses (A) and (B), for the failure or loss of perfection resulting from the failure of the Trustee, the Collateral Agent for such Collateral or any other secured party to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents for the Securities of that series); or

(7)       any Bankruptcy Event involving the Parent, the Company or, if the provisions of Article Sixteen hereof shall be applicable to the Securities of such series, any Guarantor, in each case as debtor; or

(8)       any other Event of Default provided with respect to Securities of that series.

Section 502       Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than the Events of Default specified in clause (7) of the first paragraph of Section 501) with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee (acting at the direction of the Holders of the Securities of that series) or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare all unpaid principal (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and any unpaid interest accrued on, all the Outstanding Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), specifying the Event of Default and stating that such notice is a “Notice of Acceleration” and upon any such declaration the same shall become immediately due and payable.  If any Event of Default specified in clause (7) of the first paragraph of Section 501 with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case all unpaid principal (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and any unpaid interest accrued on, all of the Securities of that series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such an acceleration with respect to Securities of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and cancel such acceleration and its consequences if:

(1)       the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series):

(A)       all overdue installments of interest on and any Additional Amounts payable in respect of all Outstanding Securities of that series and any related coupons which have become due otherwise than by such acceleration; and

(B)       the principal of, and premium, if any, on, any Outstanding Securities of that series which have become due otherwise than by such acceleration; and

(C)       to the extent that payment of such interest is lawful, interest on amounts owing under clauses (A) or (B) above at the rate or rates borne by or provided for in such Securities,

(2)       all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of, or premium, if any, or interest on, Securities of that series which have become due solely by such acceleration, have been cured or waived as provided in Section 513, and

(3)       such rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 503       Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(1)       default is made in the payment of any installment of interest or Additional Amounts, if any, on any Security of any series and any related coupon when such interest or Additional Amount becomes due and payable and such default continues for a period of 30 days, or

(2)       default is made in the payment of the principal of, or premium, if any, on, any Security of any series at its Maturity,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such series and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest and Additional Amounts, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest or Additional Amounts, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such series, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504       Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any applicable Guarantor or any other obligor upon the Securities or the property of the Company, any applicable Guarantor or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)       to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal (and premium, if any) and interest and Additional Amounts, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)       to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

Section 505       Trustee May Enforce Claims Without Possession of Securities or Coupons.  All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

Section 506       Application of Money Collected.  Any money collected by the Trustee pursuant to this Article (and, in the case of the Securities of any series secured by Collateral, any proceeds realized by the applicable Collateral Agent from any Collateral for such Securities or in any proceeding) shall be applied in the following order, at the date or dates fixed by the Trustee (or if applicable, such Collateral Agent) and, in case of the distribution of such money on account of principal (or premium, if any) or interest and any Additional Amounts, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee, any predecessor Trustee and, if applicable, such Collateral Agent under Section 606 or under the applicable Security Documents;

SECOND: To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium, if any) and interest and any Additional Amounts payable, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal (and premium, if any), interest and Additional Amounts, respectively; and

THIRD: To the payment of the remainder, if any, to the Company and, if applicable, any Guarantor Security Grantor and any Non-Guarantor Security Grantor (each as defined with respect to each Outstanding Security).

Section 507       Limitation on Suits.  Subject to Section 508, no Holder of any Security of any series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)       such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)       the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)       such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses, losses and liabilities to be incurred in compliance with such request;

(4)       the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(5)       no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 508       Unconditional Right of Holders to Receive Principal, Premium, if any, Interest and Additional Amounts.  Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of, and premium, if any, and (subject to Sections 305 and 307)

interest on, and any Additional Amounts in respect of, such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509       Restoration of Rights and Remedies.  If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Guarantors, if applicable, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510       Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511       Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

Section 512       Control by Holders of Securities.  The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (or, if such Securities or Guarantees, if any, applicable thereto are secured by Collateral, the applicable Collateral Agent) or exercising any trust or power conferred on the Trustee (or, if applicable, such Collateral Agent) with respect to such Securities, provided that:

(1)       such direction shall not be in conflict with any rule of law or with this Indenture (or, if applicable, the applicable Security Documents),

(2)       the Trustee (or, if applicable, such Collateral Agent) may take any other action deemed proper by the Trustee (or, if applicable, such Collateral Agent) which is not inconsistent with such direction, and

(3)       the Trustee (or, if applicable, such Collateral Agent) need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Securities of such series not joining therein (it being understood that the Trustee (or if applicable, such Collateral Agent) has no duty to ascertain whether or not any action is unduly prejudicial to such holders).

Notwithstanding anything to the contrary contained in this Indenture or any applicable Security Documents, Holders of the Securities of any series may not enforce any Lien of the Collateral Agent pursuant to any Security Documents.

Section 513       Waiver of Past Defaults.  The Holders of a majority in principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series and any related coupons, waive (including through consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Securities) any past Default or Event of Default hereunder with respect to such series and its consequences, except a Default or Event of Default

(1)       in the payment of the principal of, or premium, if any, or interest on, or Additional Amounts payable in respect of any Security of such series or any related coupons (except a default in payment resulting from an acceleration that has been or is being waived or rescinded or that has been cured), or

(2)       in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 514       Waiver of Usury, Stay or Extension Laws.  Each of the Company and the Guarantors, if applicable, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors, if applicable (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515       Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE Six

THE TRUSTEE

Section 601       Notice of Defaults.  Within 90 days of  a Responsible Officer of the Trustee having actual knowledge of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided,  however, that, except in the case of a Default in the payment of the principal of, or premium, if any, or interest on, or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be fully protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities and coupons of such series; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

Section 602       Certain Rights of Trustee.  (a)  Subject to the provisions of TIA Section 315(a) through 315(d):

(1)       the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.  In the exercise or administration of its duties and obligations under this Indenture or any Security Documents, prior to taking or refraining from taking any action, the Trustee, at the expense of the Company or the Person requesting such action or inaction, may request and shall be entitled to receive and conclusively rely upon, an Officer’s Certificate or Opinion of Counsel with respect to such matters and shall not be liable for its acts or omissions in reliance thereon;

(2)       any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)       whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4)       the Trustee may consult with accountants, experts and counsel of its selection and the advice of such accountants, experts and counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, and provided that any such request or direction shall be subject to Section 512 hereof;

(6)       the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(7)       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, nominee or attorney appointed with due care by it hereunder; and

(8)       the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)       in no event shall the Trustee be responsible or liable for special, indirect, or consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(10)     the Trustee shall not be deemed to have notice of and shall not be required to act upon any fact or matter, including any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.  The Trustee shall have no duty to inquire into, investigate or take any action to determine whether any event including any Event of Default has in fact occurred and shall have no duty to make any determination as to the materiality of any fact, matter or event.  The Trustee shall not be deemed to have actual or constructive knowledge of information contained in periodic reports delivered under the Security Documents or of information available from public sources;

(11)      knowledge or information acquired by U.S. Bank National Association in its capacity as Trustee hereunder shall not be imputed to U.S. Bank National Association or any of its affiliates in any other capacity in which it may act hereunder or under any Security Document or any other document, and vice versa;

(12)      the Trustee shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with any securities law or with respect to any Collateral, (2) the performance or observance of any of the covenants, agreements or other terms, (3) the validity, enforceability, effectiveness or genuineness of this Indenture, the Notes (other than the authentication of the Trustee on the Notes) or any other agreement, instrument or document, (4) the value, existence, character, sufficiency or genuineness of any Collateral, or (5) the satisfaction of any condition set forth in this Indenture  or any related document, other than to confirm receipt of items expressly required to be delivered to the Trustee; and

(13)      the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Security Documents (including its capacities as Collateral Agent, Paying Agent, and Security Registrar), and each agent, custodian and other Person employed to act hereunder or thereunder.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(b)       Except during the continuance of an Event of Default,

(1)       the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)       In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d)       No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)       this Subsection shall not be construed to limit the effect of Subsection (b) of this Section;

(2)       the Trustee shall not be liable for any error of judgment made in good faith by an officer or employee of the Trustee unless it shall be proven that such officer or employee was negligent in ascertaining the pertinent facts;

(3)       the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4)       no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)       Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 603       Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, and in any coupons shall be taken as the statements of the Company or any Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 604       May Hold Securities.  The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company and the Guarantors with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

Section 605       Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company and the Guarantors.

Section 606       Compensation and Reimbursement.  The Company, the Parent and each of the other Guarantors, jointly and severally, agree:

(1)       to pay to each of the Trustee and any Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)       except as otherwise expressly provided herein, to reimburse each of the Trustee, any predecessor Trustee and any Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or such Collateral Agent in accordance with any provision of this Indenture or any Security Document (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been fully and finally determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct; and

(3)       to fully indemnify each of the Trustee and any predecessor Trustee in each of the capacities it may act hereunder or under any supplemental indenture or Security Document (including as Collateral Agent, Paying Agent or Security Registrar) and their respective officers, directors, employees, agents and attorneys for, and to hold it harmless against, any loss, liability, claim, action, suit, cost, disbursement or expense (including reasonable and documented fees and expenses of its counsel) incurred without negligence or willful misconduct on its own part as fully and finally determined by a court of competent jurisdiction, arising out of or in connection with this Indenture, the Notes, any Collateral, any Security Document or any other document executed or delivered in connection herewith or therewith, and the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Indenture or any Security Document and the costs and expenses (including reasonable and documented fees and expenses of its counsel) of enforcing this Indenture (including any indemnification obligation) or any Security Document.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Insolvency Law.

As security for the performance of the obligations of the Company and the Guarantors under this Section, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium, if any, or interest on, or Additional Amounts with respect to, particular Securities or any coupons.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 607       Corporate Trustee Required; Eligibility; Conflicting Interests.  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 608       Resignation and Removal; Appointment of Successor.  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

(b)       The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and the Guarantors.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company and the Guarantors, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)       The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company and the Guarantors.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company and the Guarantors, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)       If at any time:

(1)       the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(2)       the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(3)       the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)       If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the Guarantors and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

(f)       The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in Section 106.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 609       Acceptance of Appointment by Successor.  (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company and the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company, any Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien and claim, if any, provided for in Section 606.

(b)       In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, any Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)       Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)       No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 610       Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities or coupons shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities or coupons.  In case any Securities or coupons shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities or coupons, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 611       Appointment of Authenticating Agent.  At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and the Guarantors and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authorities.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company and the Guarantors.  The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company and the Guarantors.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and the Guarantors and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company and the Guarantors, jointly and severally, agree to pay to each Authenticating Agent from time to time reasonable compensation, including reimbursement of its reasonable expenses for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
as Authenticating Agent

By:
Authorized Officer
Dated:

ARTICLE Seven

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTORS

Section 701       Disclosure of Names and Addresses of Holders.  Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Guarantors, the Trustee, any Authenticating Agent, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 702       Reports by Trustee.  Within 60 days after February 1 of each year commencing with the first February 1 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such February 1 if required by TIA Section 313(a).

Section 703       Reports by Company and the Guarantors.  Each of the Company and the Guarantors, pursuant to Section 314(a) of the Trust Indenture Act, shall file with the Trustee, within 15 days after it files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which it is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by the Company or the Guarantors with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

The Trustee agrees that any quarterly or annual report or other information, document or other report that the Company or any Guarantor files with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on the Commission’s EDGAR system shall be deemed to constitute delivery of such filing to the Trustee; provided that the Trustee shall have no obligation to confirm or verify whether any such filing has been made.

The covenant set forth in this Section 703 shall, with respect to each Guarantor, be applicable solely with respect to the Securities of a series to which, pursuant to Section 301, the provisions of Article Sixteen shall apply.

Section 704       Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee:

(a)       semi-annually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

(b)       at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided,  however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

ARTICLE Eight

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

Section 801       Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. (a)   The Company may not, in a single transaction or series of related transactions, consolidate with, or merge with or into, any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets to any Person, unless:

(1)       either

(i)       the Company shall be the surviving or continuing Person; or

(ii)       the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s properties and assets (the “Successor Company”):

(A)       shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; and

(B)       shall expressly assume, by supplemental indenture (or other applicable document), executed and delivered to the Trustee or, if applicable, the applicable Collateral Agent, as the case may be, the due and punctual payment of the principal of, and premium, if any, and any interest on, and all Additional Amounts, if any, payable in respect of, all of the Outstanding Securities, according to their tenor, and the due and punctual performance and observance of all of the other obligations of the Company under this Indenture, the Securities and the Security Documents to which the Company is a party;

(2)       immediately after giving pro forma effect to such transaction (and treating any indebtedness (as defined with respect to each Outstanding Security) that becomes an obligation of the Company or the Successor Company, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or the Successor Company, as the case may be, or such Subsidiary at the time of such transaction, and any indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by the Company or the Successor Company, as the case may be, or any of its Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)       if the Company is not the surviving or continuing Person, each Guarantor of Outstanding Securities, if any, unless it is the Successor Company, in which case clause (1)(ii) above shall apply shall have by supplemental indenture (or other applicable document) confirmed that its Guarantees shall apply to such Successor Company’s obligations under the Outstanding Securities in respect of which such Guarantor provided its Guarantee and this Indenture and that any obligations of such Guarantor under any Security Documents to which such Guarantor is a party shall continue to be in effect; and

(4)       the Parent shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions, limitations, qualifications and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture (or other applicable document) is required in connection with such transaction, such supplemental indenture (or other applicable document) comply with this Indenture.

(b)       For purposes of Section 801(a), sales, assignments, transfers, leases, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets or Investments (each as defined with respect to each Outstanding Security) by the Company, in each case in the ordinary course of business, shall not be deemed to constitute the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of the Company.

(c)       Upon the Company’s consolidation with, or merger or with or into, any Person or the Company’s sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of its properties or assets in accordance with clauses (1)(ii), (2), (3) and (4) above, as the case may be, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Securities and any Security Documents to which it is a party and, except in the case of a lease, the Company shall be released from all of its obligations under this Indenture, the Securities and such Security Documents.  In case of any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 802       Consolidations and Mergers of a Parent Guarantor and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.  (a)  No Parent Guarantor may, in a single transaction or series of related transactions, consolidate with, or merge with or into, any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets determined on a consolidated basis to any Person, unless:

(1)       either

(i)       such Parent Guarantor shall be the surviving or continuing Person; or

(ii)       the Person (if other than such Parent Guarantor) formed by such consolidation or into which such Parent Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of such Parent Guarantor’s properties and assets (the “Successor Parent Guarantor”):

(A)       shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; and

(B)       shall expressly assume, by supplemental indenture (or other applicable document), executed and delivered to the Trustee or, if applicable, the applicable Collateral Agent, as the case may be, the obligations of such Parent Guarantor under its Guarantees, this Indenture and any Security Documents to which such Parent Guarantor is a party;

(2)       immediately after giving pro forma effect to such transaction (and treating any indebtedness (as defined with respect to each Outstanding Security) that becomes an obligation of such Parent Guarantor or the Successor Parent Guarantor, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by such Parent Guarantor or the Successor Parent Guarantor, as the case may be, or such Subsidiary at the time of such transaction, and any indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by such Parent Guarantor or the Successor Parent Guarantor, as the case may be, or any of its Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)       the Parent or, in the case of a Successor Parent Guarantor to the Parent, the Successor Parent Guarantor, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions, limitations, qualifications and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture (or other applicable document) is required in connection with such transaction, such supplemental indenture (or other applicable document) comply with this Indenture.

(b)       For purposes of Section 802(a), (i) sales, assignments, transfers, leases, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets or Investments (each as defined with respect to each Outstanding Security) by the Direct Parent or any of its Subsidiaries, in each case in the ordinary course of business, shall not be deemed to constitute the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of the Direct Parent on a consolidated basis and (ii) the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of one or more Subsidiaries of a Parent Guarantor the Capital Stock of which constitutes all or substantially all of the properties and assets of such Parent Guarantor on a consolidated basis shall be deemed to be the transfer of all or substantially all of the properties and assets of such Parent Guarantor.

(c)       Upon a Parent Guarantor’s consolidation with, or merger with or into, any Person or a Parent Guarantor’s sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of its properties or assets in accordance with clauses (1)(ii), (2) and (3) above, as the case may be, the Successor Parent Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Parent

Guarantor under this Indenture, its Guarantees and any Security Documents to which it is a party, and, except in the case of a lease, such Parent Guarantor shall be released from all of its obligations under this Indenture, its Guarantees and such Security Documents. In case of any such consolidation, merger, sale, assignment, transfer, lease, conveyance, or other disposition,  such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

The covenant set forth in this Section 802 shall be applicable solely with respect to the Securities of a series to which, pursuant to Section 301, the provisions of Article Sixteen shall apply.

Section 803       Consolidations and Mergers of the Subsidiary Guarantor and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.  (a) The Subsidiary Guarantor may not, in a single transaction or series of related transactions, consolidate with, or merge with or into, any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Subsidiary Guarantor’s properties and assets to any Person, unless:

(1)       either

(i)       the Subsidiary Guarantor shall be the surviving or continuing Person; or

(ii)       the Person (if other than the Subsidiary Guarantor) formed by such consolidation or into which the Subsidiary Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Subsidiary Guarantor’s properties and assets (the “Successor Subsidiary Guarantor”):

(A)       shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; and

(B)       shall expressly assume, by supplemental indenture (or other applicable document), executed and delivered to the Trustee or, if applicable, the applicable Collateral Agent, as the case may be, the obligations of the Subsidiary Guarantor under its Guarantees, this Indenture and any Security Documents to which the Subsidiary Guarantor is a party;

(2)       immediately after giving pro forma effect to such transaction (and treating any indebtedness (as defined with respect to each Outstanding Security) that becomes an obligation of the Subsidiary Guarantor or the Successor Subsidiary Guarantor, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by the Subsidiary Guarantor or the Successor Subsidiary Guarantor, as the case may be, or such Subsidiary at the time of such transaction, and any indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by the Subsidiary Guarantor or the Successor Subsidiary Guarantor, as the case may be, or any of its Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)       the Parent shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions, limitations, qualifications and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture (or other applicable document) is required in connection with such transaction, such supplemental indenture (or other applicable document) comply with this Indenture.

(b)       For purposes of Section 803(a), sales, assignments, transfers, leases, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets or Investments (each as defined with respect to each Outstanding Security) by the Subsidiary Guarantor, in each case in the ordinary course of business, shall not be deemed to constitute the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of the Subsidiary Guarantor.

(c)       Upon the Subsidiary Guarantor’s consolidation with, or merger with or into, any Person or the Subsidiary Guarantor’s sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of its properties or assets in accordance with clauses (1)(ii), (2) and (3) above, as the case may be, the Successor Subsidiary Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under this Indenture, its Guarantees and any Security Documents to which it is a party, and, except in the case of a lease, the Subsidiary Guarantor shall be released from all of its obligations under this Indenture, its Guarantees and such Security Documents. In case of any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

(d)       The covenant set forth in this Section 803 shall be applicable solely with respect to the Securities of a series to which, pursuant to Section 301, the provisions of Article Sixteen shall apply.

Section 804       Additional Provision for Consolidations, Mergers, Sales, Leases and Conveyances.  Notwithstanding any of the foregoing provisions of this Article Eight, any Subsidiary of the Parent, including the Company and any other Guarantor, may merge with the Parent or another Subsidiary or other Affiliate of the Parent if the principal purpose of such transaction is to reincorporate such Subsidiary in another jurisdiction, to form or collapse a holding company structure or to convert such Subsidiary into a corporation, partnership, limited liability company or trust, as the case may be, organized under the laws of the jurisdiction of organization of such Subsidiary or under the laws of the United States or any State thereof or the District of Columbia.

ARTICLE Nine

SUPPLEMENTAL INDENTURES

Section 901       Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, the Guarantors, when authorized by or pursuant to their respective Board Resolutions, and the Trustee (and/or the applicable Collateral Agent, as applicable), at any time and from time to time, may amend or supplement any Securities, any Guarantees, this Indenture and any Security Documents, for any of the following purposes:

(1)       to evidence the succession of another Person to the Company or any Guarantor, as the case may be, and provide for the assumption by any such successor of the obligations of the Company or such Guarantor in this Indenture, the Securities of any series, any Guarantees and any Security Documents, as the case may be, pursuant to the terms of this Indenture; or

(2)       to add to the covenants of the Company or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of the applicable series), to provide that any such additional covenants shall be subject to covenant defeasance under Article Fourteen or to surrender any right or power herein conferred upon the Company or any Guarantor; or

(3)       to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of the applicable series); provided,  however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

(4)       to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, or any premium or interest on, Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(5)       to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6)       to add assets (including Capital Stock) as collateral to secure the Securities of any series or any Guarantee or any other guarantees for the benefit of such Securities; or

(7)       to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301, including the provisions and procedures relating to Securities convertible into Common Stock or Preferred Stock, as the case may be; or

(8)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or a successor Collateral Agent with respect to the Securities of one or more series under the applicable Security Documents and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(9)       to cure any ambiguity or omission, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein;

(10)     to conform the provisions of this Indenture, the Securities of any series, the Guarantees of such Securities and any applicable Security Documents to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of such Securities and Guarantees;

(11)      to make any change that would provide additional rights or benefits to the Holders of Securities of any series or that does not adversely affect in any material respect the rights of any Holders of Securities of such series;

(12)      to confirm and evidence the release, termination or discharge of any Guarantor or other guarantor of Securities of any series or any Guarantee or other guarantee of Securities of any series or any Liens in favor of the Collateral Agent for the Securities of any series in any Collateral for such series of Securities, in each case when such release, termination or discharge is provided for under this Indenture, any Guarantee or other guarantee of the Securities of such series, the applicable Security Documents or any other instrument or agreement creating or evidencing any such Lien, as the case may be;

(13)      to provide for any Subsidiary of the Parent or any other Person to provide or assume a Guarantee or other guarantee of the Securities of any series;

(14)      to provide for the issuance and delivery of additional Securities of any series;

(15)      to comply with the rules of any applicable Depositary; or

(16)      to provide for uncertificated Securities of any series in addition to or in place of definitive Securities of such series.

Section 902       Supplemental Indentures With Consent of Holders.  Except as provided in Section 901 and this Section 902, with the consent of the Holders of a majority in principal amount of all Outstanding Securities of each series affected thereby (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for the Securities of the applicable series),  the Company, when authorized by or pursuant to a Board Resolution, the Guarantors, when authorized by or pursuant to their respective Board Resolutions, and the Trustee (and/or the applicable Collateral Agent, as applicable) may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related coupons under this Indenture and may amend or supplement the Securities of any series or any related coupons, any Guarantees or any Security Documents; provided,  however, that no such amendment or supplement shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)       change the Stated Maturity of the principal of, or premium, if any, on, or any installment of principal of or interest on, any Security or change the date on which any Security may be subject to redemption or reduce the principal thereof or any premium thereon or the rate or amount of interest thereon or any Additional Amounts payable in respect thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 1005 (except as permitted by Section 901), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or interest thereon is payable, or change the provisions of Section 508; or

(2)       reduce the percentage in principal amount of the Outstanding Securities of any series the consent of whose Holders is required for any such amendment or supplement, or

(3)       release (i) any Guarantor from its Guarantee of the Securities of any series or (ii) all or substantially all of any Collateral for the Securities of any series from the Liens of any Security Documents for the Securities of such series, in each case except as permitted by this Indenture or such Security Documents, as the case may be; or

(4)       modify any of the provisions of this Section or Section 513.

In addition, in the case of the Securities of any series which are secured by Collateral, without the consent of the Holders of at least 66⅔% in principal amount of the Outstanding Securities of such series, no amendment, supplement or waiver to or under this Indenture, such Securities, any Guarantees of such Securities or the Security Documents for such Securities may release less than substantially all of such Collateral from the Liens of such Security Documents (except as permitted by their terms).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such Act shall approve the substance thereof.

An amendment or supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Section 903       Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee (and any applicable Collateral Agent) shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture or the Security Documents, as applicable, and the conditions precedent to the execution and delivery of such supplemental indenture have been satisfied.  The Trustee (and any applicable Collateral Agent) may, but shall not be obligated to, enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or the Security Documents, as applicable, or otherwise.

Section 904       Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture or the Security Documents, as applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part thereof for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

Section 905       Reference in Securities to Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE Ten

COVENANTS

Section 1001     Payment of Principal, Premium, if any, Interest and Additional Amounts.  The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of, and premium, if any, and interest on, and any Additional Amounts payable in respect of the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture.  Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before Maturity, other than Additional Amounts, if any, payable as provided in Section 1005 in respect of principal of, or premium, if any, on, such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.  Unless otherwise specified with respect to Securities of any series pursuant to Section 301, at the option of the Company, all payments of principal, premium and interest may be paid by check to the Holder of the Registered Security or other person entitled thereto against surrender of such Security.

Section 1002     Maintenance of Office or Agency.  If Securities of a series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment or conversion, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  If Securities of a series are issuable as Bearer Securities, the Company will maintain: (A) in The City of New York, New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment or conversion, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment or conversion in the circumstances described in the following paragraph (and not otherwise); (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of that series pursuant to Section 1005) or conversion; provided,  however, that if the Securities of that series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange; and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 1005) or conversion at the offices specified in the Security, in London, England, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, no payment of principal, premium or interest on or Additional Amounts in respect of Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided,  however, that, if the Securities of a series are payable in Dollars, payment of principal of, and any premium and interest on, any Bearer Security (including any Additional Amounts payable in respect of Securities of such series pursuant to Section 1005) shall be made at the office of the Company’s Paying Agent in The City of New York, New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture, is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided,  however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for definitive Securities of any series and global Securities of any series, Chicago, Illinois and The City of New York, New York, respectively, and initially appoints the Trustee, at its offices located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603 and 100 Wall Street, Suite 1600, New York, New York 10005, respectively, as Paying Agent in such cities and as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

Section 1003     Money for Securities Payments to be Held in Trust.  If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of, and premium, if any, or interest on, or Additional Amounts in respect of, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, at least one Business Day before each due date of the principal of, and premium, if any, or interest on, or Additional Amounts in respect of, any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal, and premium, if any, or interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or

Additional Amounts and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

(1)       hold all sums held by it for the payment of principal of, and premium, if any, or interest on, Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)       give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal and premium, if any, or interest; and

(3)       at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, and premium, if any, or interest on, or any Additional Amounts in respect of, any Security of any series and remaining unclaimed for two years after such principal, premium, interest or Additional Amounts has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal of, and premium, if any, and interest on, and any Additional Amounts in respect of, any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided,  however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company and any Guarantors cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004     Statement as to Compliance.  The Parent will deliver to the Trustee, within 120 days after the end of each fiscal year of the Parent, an Officer’s Certificate signed by a Senior Officer of the Parent as to his or her knowledge of the Company’s and the Guarantors’, as the case may be, compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.

For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.  In addition, the Parent will deliver to the Trustee an Officer’s Certificate signed by a Senior Officer of the Parent promptly upon any Senior Officer of the Parent obtaining actual knowledge of any Default or Event of  Default.  The obligation of the Parent to provide such Officer’s Certificate shall be required only for so long as any Securities issued hereunder remain Outstanding.  The obligation of the Parent to provide such Officer’s Certificate with respect the Guarantors shall be required only for so long as any Securities to which, pursuant to Section 301, the provisions of Article Sixteen shall apply, remain outstanding.

Section 1005     Additional Amounts.  If any Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto Additional Amounts as may be specified as contemplated by Section 301.  Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established pursuant to Section 301  to  the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 301, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of, and any premium or interest on, the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series.  If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series or related coupons and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities.  In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series or related coupons until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities of a series or related coupons without withholding or deductions until otherwise advised.  The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them or in reliance on any Officer’s Certificate furnished pursuant to this Section or in reliance on the Company’s not furnishing such an Officer’s Certificate.

Section 1006     Waiver of Certain Covenants.  The Company and each Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in this Indenture, the Securities of any series, the Guarantees and any Security Documents except as to those matters specified in clauses (1) to (5) of Section 902, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Securities of the applicable series), but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and such Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE Eleven

REDEMPTION OF SECURITIES

Section 1101     Applicability of Article.  Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1102     Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 10 days prior to the giving of the notice of redemption referred to in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 1103     Selection by Trustee of Securities to be Redeemed.  If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption (excluding any such Outstanding Securities held by the Company or any of its Subsidiaries) by such method as the Trustee shall deem appropriate and in accordance with applicable procedures of the Depositary and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or the applicable integral multiples in excess thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Trustee shall promptly notify the Company and any Guarantors and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 1104     Notice of Redemption.  Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed at its address in the Security Register (or at such address as may be provided by the Depositary’s applicable procedures), but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall state:

(1)       the Redemption Date,

(2)       the Redemption Price, including accrued interest to the Redemption Date payable as provided in Section 1107, if any, and Additional Amounts, if any,

(3)       if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4)       in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)       that on the Redemption Date the Redemption Price will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6)       the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price,

(7)       that the redemption is for a sinking fund, if such is the case,

(8)       that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished,

(9)       if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made,

(10)     the “CUSIP” number (or any other numbers used by a Depositary to identify such Securities) of such Security, if any,

(11)     any conditions to such redemption as determined by the Company in its sole discretion, and, if such redemption is subject to conditions, the Company may at its option also include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either, at the Company’s option, to a date specified by the Company in such notice or a subsequent notice to Holders (subject, if the Company shall so elect, to the satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all such conditions have been satisfied or waived by the Company in writing, and that, if any such condition shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Securities called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind such notice of redemption, or any other statement that the Company in its sole discretion may deem necessary or advisable concerning matters described in Section 1105 or to implement any provision of Section 1105, and

(12)     if applicable, that a Holder of Securities who desires to convert Securities for redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate, and the date and time when the option to convert shall expire.

Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, provided that in the latter case the Company gives the Trustee at least five (5) Business Days prior notice of the date requested for the giving of such notice.

Section 1105     Conditions to Redemption.  If specified pursuant to Section 301, any redemption of Securities of any series may, in the Company’s sole discretion, be subject to one or more conditions precedent, which shall be described in the related notice of redemption to Holders of such Securities, which conditions may include, without limitation, completion of one or more other securities offerings or other financings, transactions or events.  If such redemption is subject to satisfaction of one or more conditions precedent, such notice to Holders of such Securities may, at the option of the Company, include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either, at the Company’s option, to a date specified by the Company in a subsequent notice to such Holders (subject, if the Company shall so elect, to satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all of such conditions have been satisfied or waived by the Company in writing, and that, if any such conditions shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem such Securities called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind any notice of such redemption. In order to delay any Redemption Date (or to further delay any Delayed Redemption Date (as defined below)), the Company shall provide written notice to the Trustee, at least five Business Days before such Redemption Date (or such Delayed Redemption Date, as the case may be), to the effect that the Company has elected to delay such Redemption Date (or such Delayed Redemption Date, as the case may be) and specifying the new Redemption Date (a “Delayed Redemption Date”) (which may, at the Company’s option, be specified as the date on which any or all conditions to such redemption are satisfied (as determined by the Company in its sole discretion) or waived by the Company), and the Trustee shall provide such notice to each Holder of the Securities that were to be redeemed in the same manner in which the notice of redemption was given. The Company may delay any Redemption Date on one or more occasions.

If all conditions precedent (if any) to any redemption of such Securities shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date) or waived by the Company in writing and the Company has not elected to delay (or further delay) the applicable Redemption Date (or the applicable Delayed Redemption Date, as the case may be), the Company shall provide written notice to the effect that the Company has elected to cancel such redemption to the Trustee prior to close of business five Business Days prior to such Redemption Date (or such Delayed Redemption Date, as the case may be). Upon the Trustee’s receipt of such notice, the notice of such redemption shall be automatically rescinded and such redemption shall be automatically cancelled and the Company shall have no obligation to redeem such Securities called for redemption.  Promptly after receipt of such notice, the Trustee shall provide such notice to each Holder of such Securities that were to have been redeemed in the same manner in which the notice of redemption was given.

Section 1106     Deposit of Redemption Price.  At least one Business Day before any Redemption Date, subject to the satisfaction of any conditions specified in the applicable notice of redemption pursuant to Section 1105, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay on the Redemption Date (or Delayed Redemption Date, as applicable) the required principal of, and any premium and (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Redemption Date (or Delayed Redemption Date, as applicable)) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

Section 1107     Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid and all conditions (if any) to such redemption having been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay the applicable Redemption Date as provided in Section 1105) or the Company having waived in writing any such condition that have not been satisfied, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series), and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void.  Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price; provided,  however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest; and provided further that, except as otherwise provided with respect to Securities of a series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided,  however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

Section 1108     Securities Redeemed in Part.  Any Registered Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE Twelve

SINKING FUNDS

Section 1201     Applicability of Article.  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment”.  If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1202     Satisfaction of Sinking Fund Payments with Securities.  The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by the Company; provided that such Securities so delivered or applied as a credit have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 1203     Redemption of Securities for Sinking Fund.  Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited.  If such Officer’s Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified.  Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1107 and 1108.

ARTICLE Thirteen

REPAYMENT AT THE OPTION OF HOLDERS

Section 1301     Applicability of Article.  Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities, if any, and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article.

Section 1302     Repayment of Securities.  Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with premium, if any, and interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities.  The Company covenants that at least one Business Day before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the required principal of, and premium, if any, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Section 1303     Exercise of Option.  Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities.  In order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (1) the Security so providing for such repayment together with the “Option to Elect Repayment” form on the reverse thereof duly completed by the Holder (or by the Holder’s attorney duly authorized in writing) or (2) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the “CUSIP” number, if any, or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided,  however, that such telegram, facsimile transmission or letter shall only be effective if such Security and form duly completed are received by the Trustee by such fifth Business Day.  If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in authorized denominations for Securities of such series, and the authorized denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified.  The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part.  Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

Section 1304     When Securities Presented for Repayment Become Due and Payable.  If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void.  Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided,  however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided,  however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest borne by such Security.

Section 1305     Securities Repaid in Part.  Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE Fourteen

DEFEASANCE AND COVENANT DEFEASANCE

Section 1401     Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.  If, pursuant to Section 301, provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 1402 or (b) covenant defeasance of the Securities of or within a series under Section 1403, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 1402 (if applicable) or Section 1403 (if applicable) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

Section 1402     Defeasance and Discharge.  Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company and the Guarantors, if any, shall be deemed to have been discharged from all of their obligations under such Outstanding Securities and any coupons appertaining thereto and the Guarantees, if any, thereof and under this Indenture on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company and the Guarantors, if any, shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto and the Guarantees, if any, thereof and under this Indenture, and such Outstanding Securities and coupons shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied (and shall be released from) all of their other obligations under such Securities and any coupons appertaining thereto and the Guarantees, if any, thereof and under this Indenture (and the Trustee, at the expense of the Company and any Guarantors, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest, if any, on, such Securities and any coupons appertaining thereto when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1005, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company and any Guarantors in connection therewith and (D) this Article.  Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities and any coupons appertaining thereto.

In the event that the Company effects defeasance with respect to any series of Securities, each Guarantor, if any, shall be released from its Guarantee of such Securities and any coupons appertaining thereto, and such Guarantees will be automatically released, terminated and discharged, except that the following obligations of such Guarantor under its Guarantee of such Securities shall survive such defeasance and remain in full force and effect: (1) such Guarantor’s Guarantee of the Company’s obligations with respect to such Securities that survive such defeasance; and (2) such Guarantor’s obligation, if any, to pay Additional Amounts in respect of any amounts payable under its Guarantee of such Securities.

Section 1403     Covenant Defeasance.  Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, each of the  Company and the Guarantors, if any, shall be released from all of their obligations under any covenant or provision specified pursuant to Section 301, with respect to such Outstanding Securities and any coupons appertaining thereto and the Guarantees, if any, thereof on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities and coupons shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with the aforementioned or referenced other covenants or provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto and the Guarantees, if any, thereof each of  the Company and the Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4) or 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.  If a covenant defeasance occurs, the Guarantors shall be automatically released from all of their obligations under their Guarantees, if any, and this Indenture, with respect to such Securities and such coupons and such Guarantees will be automatically released, terminated and discharged.

Section 1404     Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to application of Section 1402 or Section 1403 to any Outstanding Securities of or within a series and any coupons appertaining thereto:

(a)       The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount in such currency, currencies or currency unit in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of, and premium, if any, and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof, in each case in such amount as will be sufficient without consideration of any reinvestment of such principal and interest, as confirmed, certified or attested by an Independent Financial Advisor in writing to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of, and premium, if any, and interest, if any, on, such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity therefor or any earlier Redemption Date and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.

(b)       Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument that, in the judgment of the Parent, is material with respect to the Parent and its Subsidiaries taken as a whole (excluding this Indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound as evidenced by an Officer’s Certificate of the Parent.

(c)       No Default or Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from borrowing of funds to be applied to make such deposit and the incurrence of any similar and substantially contemporaneous other indebtedness and, in each case, the granting of any Liens in connection therewith), as evidenced by an Officer’s Certificate of the Parent.

(d)       In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, qualifications, exceptions and limitations) confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e)       In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, qualifications, exceptions and limitations) confirming that the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f)       The Parent shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications, exceptions and limitations), each stating that all conditions precedent to the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with.

(g)       The Company shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the principal of, and premium, if any, and interest on, such Outstanding Securities and any coupons appertaining thereto at Stated Maturity or the applicable Redemption Date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (f) above).

Notwithstanding the foregoing, the Opinion of Counsel required by clauses (d) and (e) above need not be delivered if all such Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable at Stated Maturity or any earlier Redemption Date within one year and, in the case of any such redemption, under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and any Guarantors.

Section 1405     Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee pursuant to Section 1404 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal, premium, if any, interest, if any, and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1404(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 1404(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the currency or currency unit in which the deposit pursuant to Section 1404(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, if any, and interest, if any, on, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

The Company and the Guarantors, if any, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

Anything in this Article to the contrary notwithstanding, subject to Section 606, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

ARTICLE Fifteen

[INTENTIONALLY OMITTED]

ARTICLE Sixteen

GUARANTEE

Section 1601     Applicability of Article.  The provisions of this Article Sixteen shall be applicable only to, and inure solely to the benefit of, the Securities of any series designated, pursuant to Section 301, as being entitled to the benefits of the Guarantee of one or more specified Guarantors.  For purposes of this Article Sixteen, the term “Securities” means, with respect to the Securities of a series to which the provisions of this Article Sixteen shall be applicable, the Securities of such series, and the term “Guarantor” means a Guarantor of the Securities of such series as specified pursuant to Section 301.

SECTION 1602     Guarantee.

(a)       For value received, each Guarantor hereby, jointly and severally with all other Guarantors (if any), guarantees (the “Guarantee”), to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee, that:

(1)       the principal of, premium, if any, and interest on, the Securities will be duly and promptly paid in full when due, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other amounts payable by the Company to the Holders of the Securities or the Trustee (or if the Securities are secured by Collateral, the applicable Collateral Agent) hereunder (including, without limitation, fees, expenses, indemnities or others) (collectively, the “Obligations”) will be promptly paid in full, all in accordance with the terms hereof and thereof; and

(2)       in case of any extension of time of payment or renewal of any Obligations (with or without notice to such Guarantor), the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise.

If the Company shall fail to pay any Obligations, or cause the same to be paid, when due for whatever reason, each Guarantor shall be obligated to pay the unpaid Obligations or cause the same to be paid, in cash promptly.

(b)       Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional and, subject to the provisions of Section 1611 to the extent applicable, irrevocable, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any unrelated provisions of this Indenture or the Securities, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor.

(c)       Each Guarantor further agrees that, as between it, on the one hand, and the Holders of the Securities and the Trustee, on the other hand,

(1)       the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five of this Indenture with respect to the Securities (or the applicable provision of the supplemental indenture in lieu thereof) for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations, and

(2)       in the event of any acceleration of such Obligations as provided in Article Five of this Indenture with respect to the Securities (or the applicable provision of the supplemental indenture in lieu thereof), such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of its Guarantee.

SECTION 1603        Waiver.  To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, demand of, payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants, subject to Section 1611, that the Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities and this Indenture.

Section 1604     Guarantee of Payment.  Each Guarantor agrees that its Guarantee constitutes a guarantee of payment and not a guarantee of collection and waives any right to require that any resort be had by the Trustee or any Holder of the Securities to the Collateral, if any, held for payment of the Obligations.

Section 1605     No Discharge or Diminishment of Guarantee.  Subject to Section 1611 and Section 1612 of this Indenture, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, termination or impairment for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

Section 1606     Defenses of Company Waived.  To the extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Company or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final payment in full in cash of the Obligations.

Section 1607     Continued Effectiveness.  Subject to Section 1611 and Section 1612 of this Indenture, each Guarantor further agrees that its Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be returned by the Trustee or any Holder of the Securities upon the bankruptcy or reorganization of the Company or otherwise.

SECTION 1608          Subrogation.  Upon any Guarantor’s payment, directly or indirectly, of any Obligations, the Holders shall assign (except to the extent that such assignment would render such Guarantor a “creditor” of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to it and paid by such Guarantor pursuant to its Guarantee to such Guarantor, such assignment to be pro rata to the extent the Obligations in question were discharged by more than one Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If

(a)       such Guarantor shall make payment to the Holders of all or any part of the Obligations and

(b)       all the Obligations shall be paid in full,

the Trustee will, at such Guarantor’s written request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.

SECTION 1609         Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s financial condition and liquidity, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Trustee and the Holders of the Securities will have no duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 1610     Subordination.  Upon payment by a Guarantor of any Obligations to the Holders, as provided above, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations to the Trustee; provided,  however, that any right of subrogation that a Guarantor may have pursuant to this Indenture is subject to Section 1608 hereof.

Section 1611     Release of Guarantors.

(a)       To the extent specified with respect to the Securities in the designation of the terms thereof pursuant to Section 301 hereof, each Guarantor shall, under the circumstances specified with respect to the Securities, be automatically and unconditionally released and discharged from all obligations under this Indenture and the Guarantee without any action required on the part of the Trustee or any Holder.

(b)       The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a written request of the Company accompanied by an Officer’s Certificate certifying as to the compliance with this Section.

Section 1612     Limitation of Guarantors’ Liability.  Each Guarantor, the Trustee and each Holder hereby confirm that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Insolvency Law to the extent applicable to such Guarantor.  To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Indenture and the Guarantee shall be limited to the maximum aggregate amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, will result in the obligations of each Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 1613     No Obligation to Take Action Against the Company.  None of the Trustee, any Holder or any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by each Guarantor of its liabilities and obligations under the Guarantee.

Section 1614     Execution and Delivery of the Guarantee.  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due and valid delivery of the Guarantee designated with respect to the Securities pursuant to Section 301 hereof on behalf of each Guarantor specified pursuant to Section 301.

* * * * *

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

READYCAP HOLDINGS, LLC., as Issuer

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person

SUTHERLAND ASSET MANAGEMENT CORPORATION, as Guarantor and as Parent

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Chief Financial Officer

SUTHERLAND PARTNERS, L.P., as Guarantor

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person

SUTHERLAND ASSET I, LLC, as Guarantor

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person

READYCAP COMMERCIAL, LLC, as Guarantor

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jessica J. Elliott
Name: Jessica J. Elliott
Title: Vice President